                             Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

    SUPPLEMENT NO.40  TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 Months to less than 1 year ................... Float%

INITIAL FIXING DATE:          01/25/96
INITIAL PAYUMENT DATE:   02/29/96
MATURITY DATE:           01/29/97
DAYCOUNT:                ACTUAL/360
INDEX:                   1 Month LIBOR + 0.05%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Monthly
PAYMENT FREQUENCY:       Monthly
PAYMENT:                 Monthly, Pays the 29th or Next Good
                         Business Day of Each Month. Commencing
                         2/29/96
INTEREST DETERMINATION:  Monthly Reset, Paid
                         Monthly - Source: Telerate p.
                         3750.2London Business Day Prior to
                         Period End Dates.
REDEMPTION:              Non-Call Life
AMOUNT OF SALE:          $100,000,000
CUSIP NUMBER:            00206HZK3

Date of Sale:  January 24, 1996